Exhibit 4.01

NOMYX TECHNOLOGY LABS, INC.

REVENUE PARTICIPATION BONDS, SERIES 2026
AND RELATED NON-DETACHABLE WARRANTS

FORM OF SUBSCRIPTION AGREEMENT

Offering Summary
Offering	Tier 2 offering under Regulation A
Offering Circular	Dated [OFFERING CIRCULAR DATE]
Maximum Offering	$20,000,000 aggregate principal amount
Unit Price	$10.00 per Bond, together with one related Warrant
Minimum Subscription	$2,000, subject to acceptance or rejection by the Company
Platform	[PLATFORM NAME AND URL]
Transfer Agent	T7X Equity, Inc.
Trustee	[TRUSTEE NAME]

IMPORTANT INVESTOR NOTICE

AN INVESTMENT IN THE SECURITIES INVOLVES A HIGH DEGREE OF RISK. AN INVESTOR MUST BE ABLE TO BEAR THE LOSS OF THE INVESTOR’S ENTIRE INVESTMENT.

NO PUBLIC MARKET CURRENTLY EXISTS FOR THE BONDS OR WARRANTS. THE COMPANY IS NOT REQUIRED TO ESTABLISH OR MAINTAIN AN ALTERNATIVE TRADING SYSTEM OR OTHER SECONDARY MARKET.

THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SEC OR ANY STATE SECURITIES COMMISSION, AND NO SUCH AUTHORITY HAS PASSED UPON THE MERITS OF THE OFFERING OR THE ACCURACY OR COMPLETENESS OF THE OFFERING CIRCULAR.

THIS AGREEMENT INCORPORATES ARBITRATION, JURY-TRIAL-WAIVER, AND CLASS-ACTION-WAIVER PROVISIONS, SUBJECT TO AN INVESTOR OPT-OUT RIGHT AND TO NONWAIVABLE RIGHTS UNDER THE U.S. FEDERAL SECURITIES LAWS. SEE ARTICLE IX.

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This Subscription Agreement (this “Agreement”) is entered into by and between Nomyx Technology Labs Inc., a Delaware corporation (the “Company”), and the subscriber identified on the signature page (“Subscriber”) as of the date on which the Company accepts Subscriber’s subscription. Capitalized terms not defined in this Agreement have the meanings assigned in the Indenture or the Offering Circular, as applicable.

The Company is offering on a best-efforts and continuous basis up to $20,000,000 aggregate principal amount of its Revenue Participation Bonds, Series 2026, issued as registered uncertificated digital securities (the “Bonds”), together with one non-detachable warrant for each $10 principal amount of Bonds purchased (each, a “Warrant,” and together with the Bonds, the “Securities”), pursuant to the Company’s offering circular dated [OFFERING CIRCULAR DATE], as supplemented or amended (the “Offering Circular”).

ARTICLE I — OFFERING DOCUMENTS AND DEFINITIONS

1.1 Offering Documents. Subscriber acknowledges receiving or obtaining electronic access to the Offering Circular, the indenture governing the Bonds, including the form of Bond and transfer-agent administrative provisions (the “Indenture”), the warrant agreement governing the Warrants (the “Warrant Agreement”), and this Agreement. Subscriber shall read the complete Offering Circular, including the risk factors, before subscribing.

1.2 Controlling Documents. The Indenture controls the substantive rights and obligations relating to the Bonds; the Warrant Agreement controls the substantive rights and obligations relating to the Warrants; and this Agreement controls the subscription, purchase, investor representations, and acceptance process. The Offering Circular provides the disclosure relating to the Offering. This Agreement does not amend the Indenture or Warrant Agreement.

1.3 Defined Issuance Terms. For each Bond, “Issue Date” means the date on which that Bond is first issued by the Company and recorded as issued and outstanding on the Master Securityholder File following Company acceptance, settlement of the purchase price, authorization, and creation of the related Digital Bond Token. The “Maturity Date” of each Bond is the seventh anniversary of that Bond’s Issue Date. Reissuance, replacement, re-minting, transfer, or administrative correction does not reset the Issue Date or Maturity Date.

ARTICLE II — SUBSCRIPTION, PAYMENT, ACCEPTANCE, AND ISSUANCE

2.1 Subscription. Subject to this Agreement, Subscriber irrevocably subscribes for the principal amount of Bonds stated on the signature page at $10.00 per Bond and, without additional stated consideration, one related Warrant for each $10 principal amount of Bonds purchased. The minimum subscription is $2,000, unless the Company determines otherwise in a qualified amendment or supplement to the Offering Circular.

2.2 No Minimum Offering. The Offering has no minimum offering amount. The Company may conduct rolling closings and may use proceeds from accepted subscriptions as described in the Offering Circular, subject to funding the First-Year Reserve.

2.3 Payment. Subscriber shall pay the total subscription amount when submitting this Agreement through the Platform using [PAYMENT INSTRUCTIONS]. Payment must originate from an account in Subscriber’s name or from another verified source approved by the Company. No Bond will be issued until the applicable purchase price has finally settled.

2.4 Company Acceptance or Rejection. Submission of this Agreement and payment do not constitute acceptance by the Company. The Company may accept or reject a subscription, in whole or in part, for any lawful reason, including failure to complete investor-eligibility, identity, anti-money-laundering, sanctions, tax-documentation, payment, or Platform requirements. Acceptance occurs only when recorded by an authorized officer or agent of the Company through the Platform or by countersignature.

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2.5 Rolling Closings. The Company expects to conduct closings continously. At each closing, the Company will issue the accepted Bonds and related Warrants for which funds have finally settled. The Issue Date and seven-year Maturity Date of each Bond will be recorded on the Master Securityholder File and reflected in the Investor Account.

2.6 Irrevocability. After Subscriber validly submits this Agreement with payment, Subscriber may not revoke or change the subscription without the Company’s written consent. This does not limit any withdrawal or rescission right that cannot lawfully be waived or the Company’s obligation to return funds for an unaccepted or rejected subscription.

2.7 Refunds. If the Company rejects a subscription in whole or in part, terminates the Offering before acceptance, or does not receive finally settled funds, the Company will return the applicable amount without interest or deduction within ten Business Days after the Company determines that the funds are available for return, using the original payment method when reasonably practicable. Chargebacks, reversals, or returned payments terminate the subscription as to the affected amount.

2.8 No Subscription Escrow. Subscription proceeds will not be held in a subscription escrow unless the Company later adopts and discloses an escrow arrangement. Following acceptance and settlement, proceeds may be deposited into a Company account and used in accordance with the Offering Circular. An amount equal to eight percent (8%) of Gross Offering Proceeds attributable to issued Bonds will be deposited into the Company-controlled First-Year Reserve.

ARTICLE III — ACKNOWLEDGMENT OF SECURITY TERMS

3.1 Bonds. Each Bond has an original principal amount of $10.00, accrues an eight percent (8%) annual Priority Return on outstanding principal from its Issue Date, and matures on the seventh anniversary of its Issue Date, unless earlier redeemed, repaid upon a Change of Control, accelerated, or otherwise paid under the Indenture. The Bonds are unsecured general obligations of the Company.

3.2 Accrued Shortfall and Shortfall Return. If the Priority Return due on a Bond is not paid when due, the unpaid amount becomes Accrued Shortfall. Under the Indenture, Accrued Shortfall accrues an additional return at eight percent (8%) per annum, calculated using the same 30/360 convention as the Priority Return and compounded annually on each anniversary of that Bond’s Issue Date until paid (the “Shortfall Return”). Accrued Shortfall and Shortfall Return are paid before current Priority Return and Excess Revenue Distributions under the Revenue Participation Pool waterfall.

3.3 Revenue Participation. Available Revenue Participation Pool funds are applied in the priority described in the Indenture. Excess Revenue Distributions are contingent, are not guaranteed, do not accrue when unavailable, and are subject to the Annual Distribution Cap. The Company does not guarantee that designated revenues or Pool funds will be sufficient to pay any amount when due.

3.4 Warrants. Each Bond is issued with one related Warrant for each $10 principal amount purchased. A Warrant may not be separately transferred from its related Bond before the applicable Detachment Date. The Warrant detaches upon redemption of the related Bond, a Change of Control, or maturity of the related Bond and, after detachment, remains outstanding for three years, subject to the Warrant Agreement. The exercise commencement date, exercise procedures, anti-dilution adjustments, and treatment in a Change of Control are governed exclusively by the Warrant Agreement.

3.5 First-Year Reserve. The First-Year Reserve is a segregated commercial deposit account owned and controlled by the Company through authorized management. It is not an escrow, trust, lien, or account-control arrangement for Holders. The Trustee may object to a disbursement it reasonably determines is not permitted by the Indenture, but does not control the account. Reserve funds remain exposed to Company-creditor claims, bank setoff, and Company or bank insolvency risk. The Company will track required deposits, uses, and releases by Bond issuance cohort.

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3.6 Master Securityholder File. T7X Equity, Inc., as transfer agent, will maintain the off-chain master securityholder file (the “MSF”) as the sole official and controlling record of legal ownership, Issue Date, Maturity Date, payment rights, transfers, and cancellations. Any blockchain record, token balance, wallet balance, transaction hash, smart-contract record, or Platform display is administrative or evidentiary only and does not override the MSF.

3.7 Digital Administration. The Bonds are intended to be reflected as Digital Bond Tokens on Trusted Smart Chain. Subscriber has no right to require delivery of a physical certificate or possession of a token or private key. The Company and Transfer Agent may freeze, correct, burn, re-mint, migrate, or otherwise administer a Digital Bond Token as permitted by the Indenture to conform the token record to the MSF and applicable law.

3.8 Transfers and Liquidity. No transfer is effective until approved and recorded on the MSF. Transfers are subject to the Indenture, Warrant Agreement, applicable securities laws, investor eligibility, sanctions screening, Platform procedures, and wallet controls. The Company may seek to facilitate trading through an alternative trading system, but no ATS, market, liquidity, price, trading volume, or transfer timing is promised or guaranteed.

ARTICLE IV — REPRESENTATIONS AND COVENANTS OF SUBSCRIBER

4.1 Authority. Subscriber has full legal capacity, power, and authority to execute and perform this Agreement and purchase the Securities. If Subscriber is an entity, trust, plan, custodial account, or fiduciary, the signatory is duly authorized and will furnish organizational, trust, plan, custody, and authority documents requested by the Company.

4.2 Review and Independent Decision. Subscriber has reviewed the Offering Circular and Offering Documents, has had an opportunity to ask questions, and is making an independent investment decision. Neither the Company, Transfer Agent, Trustee, Platform, any selling party, nor any of their affiliates is acting as Subscriber’s investment adviser, fiduciary, legal counsel, or tax adviser solely by reason of the Offering.

4.3 Risk and Ability to Bear Loss. Subscriber understands the early-stage, credit, revenue, payment, going-concern, tax, warrant, illiquidity, transfer, blockchain, cybersecurity, regulatory, and other risks described in the Offering Circular and can bear the loss of Subscriber’s entire investment without impairing Subscriber’s ability to meet obligations and needs.

4.4 Own Account. Subscriber is purchasing for Subscriber’s own account and not as nominee or agent for an undisclosed person, and not with a present view to an unlawful distribution. This representation does not prohibit a lawful future transfer permitted by the Offering Documents and applicable law.

4.5 Tier 2 Investment Limitation. Subscriber is either an Accredited Investor under Rule 501(a) of Regulation D or the aggregate purchase price paid by Subscriber in this Offering together with the exercise price of the Warrants does not exceed the applicable limit under Rule 251(d)(2)(i)(C) of Regulation A: for a natural person, 10% of the greater of annual income or net worth; and for a non-natural person, 10% of the greater of annual revenue or net assets at fiscal year-end. Subscriber has completed Schedule C accurately.

4.6 Information and Continuing Accuracy. All information provided by Subscriber through this Agreement or the Platform is true, complete, and accurate in all material respects. Subscriber will promptly notify the Company before acceptance of any change that makes a representation inaccurate and will provide additional information reasonably requested for compliance, transfer-agent, tax, or payment purposes.

4.7 No Conflicting Commitment. Subscriber’s execution, payment, and purchase do not violate any law, governing document, court order, contract, fiduciary duty, investment policy, or restriction applicable to Subscriber.

4.8 Foreign Subscribers. A Subscriber outside the United States has independently complied with the laws of each applicable jurisdiction, including offering, purchase, exchange-control, tax, consent, and transfer requirements, and understands that the Company may reject or condition the subscription.

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4.9 No Broker Claim. Subscriber has not engaged any broker, finder, or intermediary whose compensation could become an obligation of the Company, except a selling party disclosed in the Offering Circular or identified on the signature page.

4.10 No Waiver of Securities-Law Rights. No representation, acknowledgment, indemnity, arbitration provision, jury waiver, class waiver, or other provision of this Agreement constitutes a waiver of compliance with, or any right or remedy under, the U.S. federal securities laws or other law that cannot lawfully be waived.

ARTICLE V — AML, SANCTIONS, BENEFICIAL OWNERSHIP, AND SOURCE OF FUNDS

5.1 Identity and Beneficial Ownership. Subscriber has disclosed its legal name, tax identification number, address, controlling persons, and beneficial owners as requested. Subscriber authorizes the Company, Transfer Agent, Platform, payment processor, and their service providers to verify that information and conduct KYC and beneficial-ownership review.

5.2 Sanctions. Neither Subscriber, any beneficial owner, controlling person, source-of-funds provider, nor any person for whom Subscriber acts is a person with whom dealings are prohibited under sanctions administered by the U.S. Department of the Treasury’s Office of Foreign Assets Control or other applicable sanctions authority, or located in or ordinarily resident in a jurisdiction subject to comprehensive sanctions, except as lawfully licensed.

5.3 Anti-Money-Laundering and Source of Funds. The subscription funds are not proceeds of unlawful activity and are not being transmitted to conceal ownership, evade reporting, finance terrorism, or violate anti-money-laundering law. Subscriber will provide source-of-funds, source-of-wealth, bank, and beneficial-ownership evidence reasonably requested. The Company may delay or reject acceptance or freeze a transfer or payment to comply with law or a financial institution’s requirements.

5.4 Reliance and Disclosure. Subscriber authorizes disclosure of information to governmental authorities, financial institutions, compliance providers, the Trustee, Transfer Agent, Platform, payment processor, and professional advisers when reasonably necessary for compliance, subject to applicable privacy law and the Platform privacy notice.

ARTICLE VI — TAX MATTERS

6.1 Tax Documentation and Withholding. Subscriber will furnish a properly completed Form W-9, applicable Form W-8, or other requested tax documentation and will update it when required. The Company and paying parties may withhold, set off, or recover taxes as required by law from payments on the Bonds, redemption or maturity proceeds, Warrant-related payments, or other amounts payable to Subscriber.

6.2 Intended CPDI Treatment. The Company currently intends to treat the Bonds as contingent payment debt instruments under Treasury Regulation § 1.1275-4, subject to completion of the definitive tax analysis. If that treatment applies, Subscriber may be required to include original issue discount in ordinary income under the noncontingent bond method based on a comparable yield and projected payment schedule, regardless of cash received, with positive or negative adjustments when actual payments differ from projected payments.

6.3 Issue-Date Information. For each issuance cohort, the Company expects to determine the applicable comparable yield and projected payment schedule as of the Issue Date, maintain contemporaneous supporting documentation, and make required information reasonably available to Holders. Subscriber acknowledges that cohorts issued on different Issue Dates may have separate schedules and tax accruals.

6.4 Bond-Warrant Allocation. The tax treatment and allocation of the unit purchase price between the Bond and related Warrant remain subject to final tax-counsel analysis. Subscriber will not rely on any allocation or characterization other than the final information furnished by the Company and will consult Subscriber’s own tax adviser regarding acquisition, ownership, OID, payments, sale, redemption, retirement, Warrant exercise, withholding, and non-U.S. consequences.

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ARTICLE VII — BENEFIT PLAN AND ERISA MATTERS

7.1 Benefit Plan Status. Subscriber has completed Schedule E and accurately identified whether the investment involves assets of an employee benefit plan subject to ERISA, a plan or account subject to Code Section 4975, a governmental plan, church plan, non-U.S. plan, or another fiduciary arrangement.

7.2 Independent Fiduciary Decision. If Subscriber invests plan or fiduciary assets, the decision is made by an independent fiduciary with authority and responsibility for the investment. That fiduciary has determined that the investment is prudent, diversified as required, permitted by governing documents and law, and does not constitute a nonexempt prohibited transaction.

7.3 No Fiduciary or Investment Advice. The Company, Trustee, Transfer Agent, Platform, selling parties, and their affiliates are not undertaking to provide impartial investment advice or to act as fiduciaries to any plan, IRA, participant, beneficiary, or fiduciary in connection with the Offering.

7.4 Plan-Asset and Prohibited-Transaction Analysis. Subscriber is responsible for determining the application of ERISA, Code Section 4975, the Department of Labor plan-asset regulation, party-in-interest and disqualified-person rules, and any exemption. No statement in this Agreement is a representation that the Company’s assets will or will not constitute plan assets or that a prohibited-transaction exemption is available.

ARTICLE VIII — ELECTRONIC TRANSACTIONS, COMMUNICATIONS, AND RECORDS

8.1 Consent to Electronic Signature. Subscriber consents to execute this Agreement electronically and agrees that the electronic signature, Platform acceptance, and associated authentication records have the same force as a handwritten signature, to the extent permitted by applicable law.

8.2 Electronic Delivery. Subscriber affirmatively consents to electronic delivery of the Offering Documents, acceptance notices, confirmations, reports, tax documents, payment notices, transfer notices, and other communications through the Platform or to Subscriber’s email address. Subscriber may request a paper copy or withdraw consent by following [ELECTRONIC DELIVERY WITHDRAWAL PROCEDURE], subject to reasonable processing time and any legally permitted charge.

8.3 System Requirements. Subscriber confirms access to an internet-connected device, a current web browser, email, and software capable of opening PDF documents, and will keep contact information current. A failed electronic delivery will be handled as required by applicable law and the Platform procedures.

8.4 Platform and Privacy. Subscriber agrees to applicable Platform terms and acknowledges the privacy notice identified as [PRIVACY NOTICE AND URL]. Platform terms do not modify the economic or legal rights of the Securities and do not waive nonwaivable securities-law rights.

ARTICLE IX — DISPUTE RESOLUTION AND OPT-OUT

9.1 Incorporation of Indenture Provisions. Subscriber acknowledges the arbitration, jury-trial-waiver, class-action-waiver, federal-securities-law legends, injunctive-relief exceptions, severability, and opt-out provisions in Article XIII of the Indenture. Those provisions are incorporated into this Agreement to the extent applicable and consistent with nonwaivable law.

9.2 Thirty-Day Opt-Out. Subscriber may opt out of the arbitration agreement, jury-trial waiver, and class-action and representative-action waiver by delivering the completed opt-out notice required by the Indenture within 30 days after the later of (i) Company acceptance of Subscriber’s subscription and (ii) Subscriber’s receipt of notice of those provisions. Delivery must be made to [ARBITRATION OPT-OUT ADDRESS AND EMAIL] or through another method designated in the Offering Circular or Platform.

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9.3 Federal Securities Laws. Nothing in this Agreement or the Indenture waives compliance with the U.S. federal securities laws or limits Subscriber’s ability to communicate with, file a complaint with, or participate in a proceeding conducted by the SEC or another governmental authority. The applicability and enforceability of arbitration or waiver provisions to any particular federal securities-law claim will be determined under applicable law.

ARTICLE X — MISCELLANEOUS

10.1 Notices. Notices to the Company shall be sent to Nomyx Technology Labs Inc., 16192 Coastal Highway, Lewes, Delaware 19958, Attention: Investor Relations, email [COMPANY NOTICE EMAIL]. Notices to Subscriber may be sent to the postal address, email address, Investor Account, or Platform destination in the MSF.

10.2 Governing Law. Subject to Article IX and the Indenture, this Agreement is governed by the laws of the state of New York, without regard to conflicts-of-law principles that would require another jurisdiction’s law.

10.3 Assignment. Subscriber may not assign this Agreement or a pending subscription without the Company’s written consent. After issuance, transfers of Securities are governed by the Indenture, Warrant Agreement, and applicable law.

10.4 Amendment and Waiver. This Agreement may be amended only in writing or by an electronic record accepted by the parties. No amendment may alter the rights of an issued Bond or Warrant except as permitted by the Indenture or Warrant Agreement.

10.5 Entire Agreement. This Agreement, the accepted Platform subscription record, and the incorporated provisions constitute the agreement concerning Subscriber’s subscription. The Indenture and Warrant Agreement separately govern the issued Securities. Prior drafts, indications of interest, and communications are superseded to the extent they concern the subscription and conflict with the final Offering Documents.

10.6 Severability. If a provision is invalid or unenforceable, it will be enforced to the maximum lawful extent and the remaining provisions will remain effective, subject to the special severability provisions governing dispute resolution.

10.7 Survival. Subscriber’s representations, covenants, tax-documentation obligations, AML obligations, indemnification obligations to the extent enforceable, and nonwaivable rights survive acceptance, issuance, transfer, redemption, and maturity as their nature requires.

10.8 Counterparts. This Agreement may be executed in counterparts and through electronic records. Each counterpart is an original and all counterparts together constitute one agreement.

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SIGNATURE AND SUBSCRIPTION PAGE

Subscription Information
Subscriber legal name	____________________________________________________________
Entity or ownership type	____________________________________________________________
Principal amount of Bonds	$____________________
Number of $10 Bonds	____________________
Number of related Warrants	____________________
Total subscription amount	$____________________
Payment method/reference	____________________________________________________________
Selling firm/representative, if any	____________________________________________________________

By signing below, Subscriber certifies that Subscriber has read this Agreement and the Offering Circular, understands the Securities and the risks of the investment, and makes each representation and election in this Agreement and its schedules.

Subscriber Execution
Subscriber signature	____________________________________________________________
Printed name	____________________________________________________________
Title/capacity	____________________________________________________________
Date	____________________________________________________________
Joint owner/custodian signature	____________________________________________________________
Printed name and capacity	____________________________________________________________
Date	____________________________________________________________

Company Acceptance — Nomyx Technology Labs Inc.
Accepted principal amount	$____________________
Accepted number of Bonds/Warrants	____________________ / ____________________
Subscription acceptance date	____________________________________________________________
Bond Issue Date	____________________________________________________________
Bond Maturity Date	____________________________________________________________
Authorized Company signature	____________________________________________________________
Name/title	____________________________________________________________

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SCHEDULE A — SUBSCRIBER AND OWNERSHIP INFORMATION

Primary Subscriber
Legal name	____________________________________________________________
Prior or alternate name	____________________________________________________________
Tax identification number	____________________________________________________________
Date of birth/formation	____________________________________________________________
Citizenship/jurisdiction	____________________________________________________________
Street address	____________________________________________________________
City/state/postal code/country	____________________________________________________________
Telephone	____________________________________________________________
Email	____________________________________________________________
Investor Account identifier	____________________________________________________________
Wallet identifier, if applicable	____________________________________________________________

Ownership type — select one:

☐ Individual

☐ Joint tenants with right of survivorship

☐ Tenants in common

☐ Community property

☐ Trust

☐ Corporation

☐ Limited liability company

☐ Partnership

☐ IRA or custodial account

☐ Employee benefit plan

☐ Governmental/church/non-U.S. plan

☐ Other: ____________________

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Entity, Trust, Plan, or Custodial Information
Custodian/trustee/entity name	____________________________________________________________
Authorized person and title	____________________________________________________________
Custodian account number	____________________________________________________________
Formation/trust date	____________________________________________________________
Governing jurisdiction	____________________________________________________________

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SCHEDULE B — BENEFICIAL OWNERSHIP AND CONTROL

List each natural person who directly or indirectly owns 25% or more of Subscriber and one natural person with significant responsibility to control, manage, or direct Subscriber. The Company may require a different threshold or additional persons under applicable compliance procedures.

Name	Address	Date of birth	Ownership %	Control title

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SCHEDULE C — REGULATION A INVESTOR ELIGIBILITY

Subscriber must select one option and provide information requested by the Company or Platform.

☐ Accredited Investor. Subscriber is an accredited investor within Rule 501(a) of Regulation D and has completed the applicable Platform accreditation questionnaire.

☐ Non-accredited natural person. The aggregate purchase price paid in this Offering does not exceed 10% of the greater of Subscriber’s annual income or net worth, calculated under Rule 251.

☐ Non-accredited non-natural person. The aggregate purchase price paid in this Offering does not exceed 10% of the greater of Subscriber’s annual revenue or net assets at fiscal year-end for Subscriber’s most recently completed fiscal year.

Investment-Limit Calculation, if applicable
Annual income or annual revenue	$____________________
Net worth or net assets	$____________________
Greater amount	$____________________
10% investment limit	$____________________
Prior purchases in this Offering	$____________________
Current subscription plus Warrant Exercise Price	$____________________
Total after current subscription	$____________________

Subscriber understands that the Company may rely on Subscriber’s representations unless the Company knows that a representation is untrue and may request supporting documentation.

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SCHEDULE D — AML, SANCTIONS, AND SOURCE OF FUNDS

☐ Subscription funds originate from an account held in Subscriber’s name.

☐ If another person provides funds, that person and the reason are fully disclosed below.

☐ Neither Subscriber nor a disclosed beneficial owner or controller is a sanctioned or prohibited person.

☐ Funds are not derived from unlawful activity and the transaction is not designed to conceal ownership or evade reporting.

☐ Subscriber will provide identification, beneficial-ownership, source-of-funds, source-of-wealth, and bank evidence requested for compliance.

Source Information
Source of funds	____________________________________________________________
Source of wealth	____________________________________________________________
Originating financial institution	____________________________________________________________
Third-party funder, if any	____________________________________________________________
Explanation/supporting documents	____________________________________________________________ ____________________________________________________________

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SCHEDULE E — BENEFIT PLAN REPRESENTATIONS

Subscriber must select the statement that applies:

☐ Subscriber is not, and is not investing assets of, an employee benefit plan, IRA, plan subject to Code Section 4975, governmental plan, church plan, non-U.S. plan, or other fiduciary arrangement.

☐ Subscriber is an ERISA plan and the investment decision is made by an authorized independent fiduciary after considering prudence, diversification, governing documents, and prohibited transactions.

☐ Subscriber is an IRA or other plan/account subject to Code Section 4975 and has determined that the purchase is not a prohibited transaction or is covered by an applicable exemption.

☐ Subscriber is a governmental plan, church plan, non-U.S. plan, or other plan not subject to ERISA or Code Section 4975 and the purchase complies with applicable law and governing documents.

Plan Information
Plan/account name	____________________________________________________________
Plan type	____________________________________________________________
Independent fiduciary	____________________________________________________________
Applicable exemption, if relied upon	____________________________________________________________
Custodian/trustee	____________________________________________________________

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SCHEDULE F — PAYMENT AND DISTRIBUTION INSTRUCTIONS

Subscription payment instructions: [PAYMENT INSTRUCTIONS]

Payment Distribution Instructions
Distribution method	☐ ACH ☐ Wire ☐ Check ☐ Other: ____________________
Financial institution	____________________________________________________________
Account name	____________________________________________________________
Routing number	____________________________________________________________
Account number	____________________________________________________________
Account type	☐ Checking ☐ Savings ☐ Brokerage ☐ Custodial
Further-credit instructions	____________________________________________________________

Subscriber authorizes the Company or Paying Agent to use these instructions for payments and to reverse an erroneous credit to the extent permitted by law. Subscriber must promptly update these instructions through the Platform or by an authenticated notice.

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